UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2008, the Board of Directors of Interlink Electronics, Inc. notified Charles C. Best, Chief Financial Officer, and Rodney G. Vesling, Sr. Vice President, eTransactions, that their change in control agreements with the company will expire on January 1, 2009. Notice was given pursuant to Section 3 of each change in control agreement, which provides that the agreement automatically renews on January 1 of each year, unless the company or the officer gives notice at least 90 days in advance of such date that the agreement will not be renewed.

A copy of Mr. Best’s and Mr. Vesling’s change in control agreements are attached as Exhibit 10.3 to the company’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2007 and Exhibit 10.1 to the company’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2008, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer